Exhibit 10.4
                                                                 EXECUTION COPY

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         This Amended and Restated Employment Agreement, originally entered into as of August 6, 1996, as amended by Amendment No. 1, dated as of April 16, 1997, as amended by Amendment No. 2, dated as of March 11, 1999, is amended and restated as of May 10, 1999 by and between MidAmerican Energy Holdings Company (formerly CalEnergy Company, Inc. ("CalEnergy")), an Iowa corporation (the "Company"), and Steven A. McArthur (the "Executive").

                                    RECITALS

         The Company desires to employ the Executive as its Senior Vice President - Mergers & Acquisitions and Secretary on the terms set forth in this Agreement, and the Executive desires to accept such employment.

         Accordingly, the Company and the Executive agree as follows:

                                    AGREEMENT

          Section 1. Defined Terms. Terms used but not defined in this Agreement will have the meanings ascribed to them in Exhibit A to this Agreement.

         Section 2.  Employment.

               (a) The Company will employ the Executive as, and the Executive will act as, the Senior Vice President - Mergers & Acquisitions and Secretary of the Company, subject to and upon the terms set forth in this Agreement, for the Term of Employment.

               (b) The Executive's primary place of employment will be Omaha, Nebraska or such other place as is determined, prior to a Change in Control, in good faith by the Chairman of the Board and Chief Executive Officer of the Company (hereinafter referred to as the "Chairman of the Board") to be in the best interests of the Company.

         Section 3.  Duties.

               (a) The Executive (i) will perform and discharge the duties incident to and consistent with his title of Senior Vice President - Mergers & Acquisitions and Secretary, and (ii) will perform and discharge such other duties, and will have such other authority, as are delegated to him by the Chairman of the Board. In performing such duties, the Executive will report directly to, and be subject to the direction of, the Chairman of the Board. Prior to a Change in Control, the Executive's title and duties may in good faith be modified by the Chairman of the Board.

               (b) The Executive will act, without any compensation in addition to the compensation payable pursuant to this Agreement, as an officer or member of the board of directors of any subsidiary of the Company, if so appointed or elected.

               (c) During the Term of Employment, the Executive (i) will devote his entire time, attention and energies during normal business hours to the business of the Company and its subsidiaries and (ii) will not, without the written consent of the Chairman of the Board, perform any services for any other Person or engage in any other business or professional activity, whether or not performed or engaged in for profit.

               (d) Notwithstanding subsection 3(c), the Executive, without the consent of the Chairman of the Board, may (i) purchase securities issued by, or otherwise passively invest his personal or family assets in, any other company or business within the constraints imposed by the Policy of Business Conduct referred to below, and (ii) engage in governmental, political, educational or charitable activities, but only to the extent that those activities (A) are not inconsistent with any direction of the Chairman of the Board or any duties under this Agreement, and (B) do not interfere with the devotion by the Executive of his entire time, attention and energies during normal business hours to the business of the Company.

         Section 4.  Compensation.

               (a) During the Term of Employment, the Company will pay the Executive a base salary at an annual rate of $220,000, in substantially equal periodic payments in accordance with the Company's practices for executive employees, as determined from time to time by the Chairman of the Board.

               (b) The Chairman of the Board will review the salary payable to the Executive at least annually beginning in the fourth fiscal quarter of 1999. The Chairman of the Board, in his discretion, may increase the salary of the Executive from time to time, but may not reduce the salary of the Executive below the amount set forth in subsection 4(a) above.

               (c) During the Term of Employment, the Executive shall be eligible for consideration for an annual incentive merit bonus, for the Executive's performance during the preceding fiscal year of the Company in an amount determined by the Chairman of the Board in his discretion, by reference to the accomplishment by the Executive of goals established by the Chairman of the Board for the related fiscal year. The annual bonus paid to the Executive, however, will not be less than the Minimum Bonus. The Executive shall also be eligible to be paid other bonuses for each fiscal year as determined by the Chairman of the Board. The Executive's annual incentive merit bonus, together with all such other bonuses paid or payable for the fiscal year (including any amounts for which receipt is otherwise deferred pursuant to a plan or arrangement with the Company), is referred to herein as "Annual Bonus Compensation."

               (d) The Company will reimburse the Executive, subject to compliance by the Executive with the Company's customary reimbursement practices, for all reasonable and necessary out-of-pocket expenses incurred by the Executive on behalf of the Company in the course of its business.

               (e) The Company may reduce any payments made to the Executive under this Agreement by any required federal, state or local government withholdings or deductions for taxes or similar charges, or otherwise pursuant to law, regulation or order.

               (f) Any base salary payable to the Executive for any period of employment of less than one year during the Term of Employment will be reduced to reflect the actual number of days of employment during the period except as provided in Sections 8(b) and 8(c).

         Section 5.  Other Benefits.

               (a) During the Term of Employment, the Executive and his dependents may participate in and receive benefits under any employee benefit plan which the Company makes generally available to its employees and their families, including any pension, life insurance, medical benefits, dental benefits or disability plan, but only to the extent that the Executive or his dependents otherwise satisfies the standards established for participation in the plan. The terms of Executive's existing option agreements, as amended, remain unaffected hereby, except as set forth in Sections 8(b) and 8(c) hereof.

               (b) The Executive may take up to four weeks of vacation during each full calendar year during the Term of Employment at a time mutually convenient to the Executive and the Company, without loss of compensation or other benefits under this Agreement.

         Section 5A.  Supplemental Retirement Benefits.

               (a) Effective as of March 12, 1999, the closing date of the merger between CalEnergy Company, Inc. and MidAmerican Energy Company, resulting in the creation of MidAmerican Energy Holdings Company (the "Merger Date"), the Executive shall irrevocably become a participant in the MidAmerican Energy Company Supplemental Retirement Plan for Designated Officers (the "SERP").

               (b) The Executive shall receive fully vested years of participation credit under the SERP (for all purposes, including vesting and benefit accrual) for all years of service (or portions thereof) performed at CalEnergy prior to the Merger Date, as provided on Exhibit B attached hereto.

               (c) The Executive shall be entitled to an Early Retirement Benefit Payment Option under the SERP pursuant to which he may elect to commence receiving benefits under the SERP after the Executive's retirement or disability on or after attaining age 47, which payments shall be calculated pursuant to the SERP but which shall be no less than as provided on Exhibit C hereto (including for purposes of the following sentence). In the event of the Executive's death, benefits shall be paid pursuant to Section 6.4 of the SERP; provided, however, that any payment due under Section 6.4(a) of the SERP shall continue for the remaining lifetime of the Executive's surviving "Spouse" (as defined in the SERP) or for 360 months if the Executive dies without a surviving Spouse; and further provided, however, that any payment due under Section 6.4(b) of the SERP shall be payable without regard to the two-thirds and fifty percent limitations contained therein.

               (d) In the event of a Triggering Event (as defined below), the Executive shall be entitled to the following under the SERP:

                            (i) for purposes of determining years of participation credit, the Executive shall be credited with additional years of participation (or portions thereof) equal to the difference between age 65 and the Executive's age (in years or portions thereof) on the date of the Triggering Event, and

                           (ii) any benefits under the SERP not fully vested on the date of the Triggering Event (including the benefits arising by the foregoing subparagraph) shall become fully vested as of such date.

For purposes of this Section 5A(d), a Triggering Event shall mean (x) the termination of the Executive by the Company without Cause; (y) the resignation by the Executive pursuant to Section 7(a)(vi) of this Agreement; or (z) a Change in Control occurring after the Merger Date. All capitalized terms shall have the meanings ascribed to them in Exhibit A of this Agreement.

               (e) Notwithstanding anything herein or in the SERP to the contrary, for purposes of determining any benefit payable to Executive under the SERP, Executive's annual base salary and annual bonus shall never be less than the base salary referenced in Section 4(a) hereof and that portion of the Annual Bonus Compensation earned by Executive for the 1998 calendar year which the SERP Committee has determined shall be included for purposes of calculating the SERP benefit (i.e., $500,000).

               (f) Within 30 days prior to a Change in Control, the Company shall (i) establish a rabbi trust or an irrevocable standby letter of credit with a U.S. Bank rated A or better, in each case naming the Executive as a beneficiary and having terms reasonably satisfactory to the Executive in order to provide security for the payment of benefits to Executive pursuant to the SERP, and (ii) if a rabbi trust is established, deposit into the rabbi trust an amount which, with the expected earnings thereon from reasonably prudent and conservative investments (as confirmed by a certificate of a national accounting firm of recognized standing which is independent of the Company) shall be sufficient to satisfy the ultimate benefit obligations to Executive pursuant to the SERP.

               (g) A general release of claims under the SERP shall not be required of the Executive in order to receive benefits thereunder.

               (h) The Executive's entitlement to benefits under the SERP shall be nonforfeitable and, Section 6.5 of the SERP notwithstanding, shall not be adversely affected in any way upon termination of the Executive's employment for Cause.

         Section 6. Confidentiality and Post-Employment Restrictions.

               (a) The Executive acknowledges that the Company and its Affiliates have confidential information and trade secrets, whether written or unwritten, with respect to carrying on their business, including sensitive marketing, bidding, technological and engineering information and data, names of past, present and prospective customers or partners of and vendors or suppliers to the Company and its Affiliates, working relationships with governmental agencies and officials, methods of pricing contracts and income and expenses associated therewith, the international business strategy and relative ranking

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of opportunities in various countries, negotiated prices and offers outstanding, credit terms and status of accounts and the terms or circumstances of any current or prospective business arrangements between the Company and its Affiliates and any third parties ("Confidential Information and Trade Secrets"). As used in this Agreement, the term Confidential Information and Trade Secrets does not include (i) information which becomes generally available to the public other than as a result of a disclosure by the Executive, (ii) information which becomes available to the Executive on a nonconfidential basis from a source other than the Company or its Affiliates, or (iii) information known to the Executive prior to any disclosure to him by the Company or its Affiliates. The Executive further acknowledges that the Executive possesses a high degree of knowledge of the independent energy industry and, in particular, has committed to a long-standing relationship with the Company and its Affiliates as an employee and officer, which has allowed, and will continue to allow, him access to the Company's Confidential Information and Trade Secrets. Accordingly, any employment by the Executive with another employer in the independent energy industry or participation by him as a substantial investor in any such industry may necessarily involve disclosure of the Company's Confidential Information and Trade Secrets. Consequently, the Executive agrees that, if he voluntarily resigns his employment with the Company for any reason other than (i) a breach of this Agreement by the Company, or (ii) for Good Reason, he shall not at any time during the two-year period after such resignation, directly or indirectly accept employment by or invest in (except as a passive investor in a public corporation or in a publicly issued partnership interest which, in either event, would not exceed an ownership interest of 2% of the outstanding equity or partnership interest) in any person, firm, corporation, partnership, joint venture or business which is primarily engaged in the production or marketing of steam or electrical energy or which otherwise directly competes with the business of the Company or its controlled Affiliates and, further, the Executive agrees that, to avoid the risk of disclosing or improperly using Confidential Information or Trade Secrets, he shall not directly, or indirectly, provide consulting or advisory services to any of such independent energy businesses. The preceding sentence notwithstanding, if the Executive's resignation occurs upon or after a Change in Control, he shall not be precluded from accepting employment or providing services to Peter Kiewit Sons', Inc. or any Affiliate thereof.

               (b) Without the written consent of the Chairman of the Board, the Executive will not, during and for three years after the Term of Employment, (i) disclose any Confidential Information and Trade Secrets of the Company or any

Affiliate of the Company to any Person (other than the Company, directors, officers or employees of the Company, its Affiliates or duly authorized agents, attorneys or other representatives thereof), or (ii) otherwise make use of any Confidential Information and Trade Secrets other than in connection with authorized dealings with or by the Company and its Affiliates.

               (c) For a period of three years after the Term of Employment, the Executive shall neither directly nor indirectly solicit, on behalf of another employer, the employment of, or hire or cause another employer to hire, any person who is then currently employed by the Company or an Affiliate thereof, or otherwise induce, on behalf of another employer, such person to leave the employment of the Company or an Affiliate thereof without the prior written approval of the Chairman of the Board.

               (d) The Executive will hold, on behalf of the Company and its Affiliates and as the property of the Company and its Affiliates, all memoranda, manuals, books, papers, letters, documents, computer discs, data and software and other similar property obtained during the course of his employment by the Company or its Affiliates and relating to the Company's or its Affiliates business, and will return such property to the Company or its Affiliates at any time upon demand by the Chairman of the Board and, in any event, within five calendar days after the end of the Term of Employment.

               (e) During the Term of Employment, Executive agrees to comply in all material respects with the Company's Policy of Business Conduct as in effect on the date hereof.

               (f) If any of the provisions of, or covenants  contained in, this
Section 6 are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full effect, without regard to the invalidity or unenforceability in such other jurisdiction. If any of the provisions of, or covenants contained in, this
Section 6 are held to be unenforceable in any jurisdiction because of the duration or geographical scope thereof, the parties agree that the court making such determination shall have the power to reduce the duration or geographical scope of such provision or covenant and, in its reduced form, such provision or covenant shall be enforceable; provided, however, that the determination of such court shall not affect the enforceability of this Section 6 in any other jurisdiction.

         Section 7.  Termination of Employment.

               (a) The employment of the Executive under this Agreement will terminate on the earliest of: (i) written notice by the Executive of his resignation other than for Good Reason; (ii) the day the Company gives to the Executive written notice of termination without Cause; (iii) the day the Company gives to the Executive written notice of termination for Cause; (iv) the Permanent Disability of the Executive; (v) the death of the Executive; or (vi) written notice by the Executive of his resignation for Good Reason.

               (b) If the employment of the Executive is terminated under this Agreement for any reason whatsoever, the obligations of the Executive under
Section 6 will remain in full force and effect to the extent provided therein, and the termination will not abrogate any rights or remedies of the Company or the Executive with respect to any breach of the Agreement, except as expressly provided in Section 8.

         Section 8.  Payment Upon Termination.

               (a) If the employment of the Executive is terminated pursuant to subsections (i) or (iii) of Section 7(a), the Company will pay to the Executive, within 30 calendar days, any base salary and reimbursable expenses pursuant to
Section 4(a) and Section 4(d) which are accrued but unpaid through the Termination Date.

               (b) If the employment of the Executive is terminated pursuant to subsections (ii), (iv) or (v) of Section 7(a) prior to a Change in Control, the Company will pay the Executive, subject to the Executive's compliance in all material respects with his post-termination obligations under Section 6, (i) within 30 calendar days, any base salary and reimbursable expenses which are accrued and unpaid through such date, (ii) commencing one month after the month of his Termination Date, 24 monthly payments each equal to 1/24 of a sum equal to twice his annual base salary then in effect pursuant to Section 4 and (iii) commencing one month after the month of his Termination Date, 24 monthly payments each equal to 1/24 of a sum equal to two times the greater of (x) the Minimum Bonus or (y) the average Annual Bonus Compensation payable to the Executive in respect of the two fiscal years immediately preceding the year in which the Executive's employment with the Company terminates (with any such year for which no bonus was payable included in such two year average as a zero). In addition, in the event of any such termination, subject to the Executive's compliance in all material respects with his post-termination obligations under
Section 6, the Company agrees that (x) the Company stock options previously granted to Executive will continue to vest according to their terms within such next 24 months (beginning with the month following the month in which the

Termination Date occurs, after which time the unvested remainder will lapse) and such vested options may be exercised within the remaining term of such options as provided in the respective option agreements, and (y) the Company shall continue in effect for Executive, for a period of 24 months after the date of any such termination, the life insurance benefits, medical benefits and dental benefits, the disability plan, the tax preparation and investment advisory services and any other employee benefits made generally available to senior executives of the Company on and after the date hereof through the end of the 24-month post-termination period, subject to such employee contributions and other terms and conditions as are applicable to active employees generally and subject to subsequent modification or termination of such plans to the extent such subsequent actions are also applicable to active employees generally; provided that such plan benefits shall terminate earlier on the date, if any, that comparable benefits are made available to the Executive by any new employer. To the degree that any of the above employee benefit programs are not available to Executive on account of his status as a non-employee after termination of employment, the Company shall provide for economically equivalent programs during the 24-month period or pay to executive a lump sum cash amount designed to allow him to obtain economically equivalent benefits or put him in the same economic position on an after tax basis.

               (c) If the employment of the Executive is terminated on or after a Change in Control pursuant to subsections (ii), (iv), (v) or (vi) of Section 7(a), the Executive shall receive the same payments, additional option vesting and benefits continuation described in Section 8(b) hereof, except that the monthly payments described in clauses (ii) and (iii) of the first sentence of
Section 8(b) shall be aggregated and paid to Executive in a single lump sum without any discount to reflect present value.

               (d) If the employment of the Executive is terminated pursuant to subsections (ii), (iv), (v) or (vi) of Section 7(a), all Performance Accelerated Stock Options ("PASOs") held by the Executive on the Termination Date will become vested and immediately exercisable on such Termination Date and shall otherwise remain exercisable for their term in accordance with the terms thereof.

               (e) If the employment of the Executive is terminated pursuant to subsections (iv) or (v) at any time prior to a Change in Control or for any reason after a Change in Control, then without further action by the Company, the Board or any committee thereof, the Executive may exercise any vested stock options (including vested PASOs) held by the Executive pursuant to existing procedures approved by the Stock Option Committee for cashless exercise, by surrendering previously owned shares, electing to have the Company withhold shares otherwise deliverable upon exercise of such options, or by providing an irrevocable direction to a broker to sell shares and deliver all or a portion of the proceeds to the Company, in any case in an amount equal to the aggregate exercise price and any tax withholding obligation attendant to the exercise.

         Section 8A.  Certain Additional Payments by the Company.

               (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, distribution, waiver of Company rights, acceleration of vesting of any stock options or restricted stock, or any other payment or benefit in the nature of compensation to or for the benefit of the Executive, alone or in combination (whether such payment, distribution, waiver, acceleration or other benefit is made pursuant to the terms of this Agreement or any other agreement, plan or arrangement providing payments or benefits in the nature of compensation to or for the benefit of the Executive, but determined without regard to any additional payments required under this Section 8A) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision) or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes with respect to the Gross-Up Payment (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

               (b) Subject to the provisions of Section 8A(c), all determinations required to be made under this Section 8A, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Deloitte and Touche LLP, or such other nationally recognized accounting firm then auditing the accounts of the Company (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is unwilling or unable to perform its obligations pursuant to this Section 8A, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to hereunder as the Accounting Firm). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, determined pursuant to this Section 8A, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. The parties hereto acknowledge that, as a result of the potential uncertainty in the application of Section 4999 of the Code (or any successor provision) at the time of the initial determination by the Accounting Firm hereunder, it is possible that the Company will not have made Gross-Up Payments which should have been made consistent with the calculations required to be made hereunder (an "Underpayment"). In the event that the Company exhausts its remedies pursuant to Section 8A(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

               (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 20 business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                   (i)     give  the  Company  any   information   reasonably
                           requested by the Company relating to such claim,

                   (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                  (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                  (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this
Section 8A(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

               (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8A(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 8A(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8A(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         Section 9.  Remedies.

                    (a) The Company will be entitled, if it elects, to enjoin any breach or threatened breach of, or enforce the specific performance of, the obligations of the Executive under Sections 3 or 6, without showing any actual damage or that monetary damages would be inadequate. Any such equitable remedy will not be the sole and exclusive remedy for any such breach, and the Company may pursue other remedies for such a breach.

                    (b) Any court proceeding to enforce this Agreement may be commenced in federal courts, or in the absence of federal jurisdiction the state courts, located in Omaha, Nebraska. The parties submit to the jurisdiction of such courts and waive any objection which they may have to pursuit of any such proceeding in any such court.

                    (c) Except to the extent that the Company elects to seek injunctive relief in accordance with subsection 9(a), any controversy or claim arising out of or relating to this Agreement or the validity, interpretation, enforceability or breach of this Agreement will be submitted to arbitration in Omaha, Nebraska, in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered in any such arbitration may be entered in any court having jurisdiction.

         Section 10. Assignment. Neither the Company nor the Executive may sell, transfer or otherwise assign their rights, or delegate their obligations, under this Agreement, provided that the Company shall require any successor to all or substantially all of the business, stock or assets of the Company to expressly assume the Company's rights and obligations hereunder.

         Section 11. Unfunded Benefits. All compensation and other benefits payable to the Executive under this Agreement will be unfunded, and neither the Company nor any Affiliate of the Company will segregate any assets to satisfy any obligation of the Company under this Agreement. The obligations of the Company to the Executive are not the subject of any guarantee or other assurance of any Person other than the Company.

         Section 12. Severability. Should any provision, paragraph, clause or portion thereof of this Agreement be declared or be determined by any court or arbitrator of competent jurisdiction to be illegal, unenforceable or invalid, the validity or enforceability of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement. Alternatively, the court or arbitrator having jurisdiction shall have the power to modify such illegal, unenforceable or invalid provision so that it will be valid and enforceable, and, in any case, the remaining provisions of this Agreement shall remain in full force and effect.

         Section 13.  Miscellaneous.

                    (a) This Agreement may be amended or modified only by a writing executed by the Executive and the Company.

                    (b) This Agreement will be governed by and construed in accordance with the internal laws of the State of Nebraska.

                    (c) This Agreement constitutes the entire agreement of the Company and the Executive with respect to the matters set forth in this Agreement and supersedes any and all other agreements between the Company and the Executive relating to those matters.

                    (d) Any notice required to be given pursuant to this Agreement will be deemed given (i) when delivered in person or by courier or
(ii) on the third calendar day after it is sent by facsimile, with written confirmation of receipt, if to the Company or to the Executive, at 302 South 36th Street, Suite 400, Omaha, Nebraska 68131, fax number (402) 231-1658 or to such other address as may be subsequently designated by the Company or the Executive in writing to the other party.

                    (e) A waiver by a party of a breach of this Agreement will not constitute a waiver of any other breach, prior or subsequent, of this Agreement.

         IN WITNESS WHEREOF, the Company and the Executive have entered into this Agreement as of May 10, 1999.

                                      MIDAMERICAN ENERGY HOLDINGS COMPANY



                                      By:____________________________

                                                 Gregory E. Abel
                                                 President and Chief
                                                 Operating Officer

                                       EXECUTIVE:


                                       By:____________________________

                                                 Steven A. McArthur

                                    EXHIBIT A

                                  Defined Terms

         "Affiliate" means, with respect to a Person, (a) any Person directly or indirectly owning, controlling, or holding power to vote 10% or more of the outstanding voting securities of the Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by the Person; (c) any Person directly or indirectly controlling, controlled by or under common control with, the Person; and (d) any officer or director of the Person, or of any Person directly or indirectly controlling the Person, controlled by the Person or under common control with the Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person.

         "Agreement" means this Employment Agreement dated as of August 6, 1996, by and between the Company and the Executive, as it may be amended from time to time in accordance with its terms.

         "Board" means the Board of Directors of the Company.

         "Cause" means any or all of the following:

          (a) the willful and continued failure by the Executive to perform substantially the services and duties contemplated by this Agreement (other than any such failure resulting from the Executive's incapacity due to disability);

          (b) the willful engaging by the Executive in gross misconduct which is injurious to the business or reputation of the Company in any material respect;

          (c) the gross negligence of the Executive in performing the services contemplated by this Agreement which is injurious to the business or reputation of the Company in any material respect; or

          (d) Executive's conviction of, or pleading guilty or no contest to, a felony involving moral turpitude.

         "Change in Control" means (i) approval by the Company's stockholders of
(A) the dissolution of the Company, (B) a merger or consolidation of the Company where the Company is not the surviving corporation, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated, (C) a reverse merger in which the Company survives as an entity but in which securities possessing more than 50 percent of the total combined voting power of the Company's securities are transferred to a person or persons different from those who hold such securities immediately prior to the merger or
(D) the sale or other disposition of all or substantially all of the Company's assets; (ii) the direct or indirect acquisition by any Person or related group of Persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a Person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than 50 percent of the total combined voting power of the Company's outstanding voting securities; or (iii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members cease, by reason of one or more contested elections for Board membership or by one or more actions by written consent of stockholders, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company"  means   MidAmerican   Energy  Holdings   Company,   an  Iowa
corporation, and any successor or assign permitted under the Agreement.

         "Disability" means, with respect to the Executive, that the Executive has become physically or mentally incapacitated or disabled so that, in the reasonable judgment of the Chairman of the Board, he is unable to perform his duties under this Agreement and such other services as he performed on behalf of the Company before incurring such incapacity or disability.

         "Good Reason" means any of the following events, but only if such event(s) occur on, after or in connection with a Change in Control: (i) the failure by the Company to pay to the Executive, for a material period of time and in a material amount, compensation due and payable by the Company under
Section 4(a) of this Agreement; (ii) any reduction by the Company of the title, office, duties or authority of the Executive in any material respect; or (iii) any relocation of the Executive's primary place of employment to a location more than 25 miles from Omaha, Nebraska.

         "Minimum Bonus" means, with respect to a fiscal year, $200,000.

         "Permanent Disability" means a Disability which has continued for at least six consecutive calendar months.

         "Person"  means  any  natural  person,  general  partnership,   limited
partnership, corporation, joint venture, trust, business trust, or other entity.

         "Term of Employment" means the period of time beginning on August 6, 1996, and ending on the eighth anniversary of such date, unless earlier terminated pursuant to Section 7(a) or automatically extended pursuant to the following sentence. The Term of Employment will be automatically extended for one year on each anniversary of the date of this Agreement beginning on the fifth anniversary unless the Executive has given the Company, or the Company has given the Executive, a notice declining automatic extension at least 365 calendar days before the anniversary.

         "Termination Date" means the date of termination of employment of the Executive pursuant to Section 7 of this Agreement.

                                    EXHIBIT B

Steven A. McArthur

Credited Years of Service as of March 12, 1999: 8 years, 1 month

                                    EXHIBIT C

Steven A. McArthur

Minimum Annual SERP benefit payment for retirement or disability payable on or after attaining age 47: $233,662.